EXHIBIT 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-2 Registration Statement (File No. 33-18512), Form S-8 Registration Statement (File No. 33-36634), Form S-8 Registration Statement (File No. 33-36953), Form S-8 Registration Statement (File No. 33-36955), Form S-8 Registration Statement (File No. 33-36956), Form S-3 Registration Statement (File No. 33-46558), Form S-3 Registration Statement (File No. 33-51795) and Form S-3 Registration Statement (File No. 33-54561).

ARTHUR ANDERSEN LLP


Houston, Texas
March 30, 1995